UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2012

REED'S INC.
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-32501	35-2177773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 South Spring St. Los Angeles, Ca.	90061
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 217-9400

                                 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On December 21, 2012, Reed’s Inc. (the “Corporation”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) for the purposes of: (i) electing five directors for a term expiring at the 2013 Annual Meeting of Shareholders; (ii) ratify the selection of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

As of the close of business on November 19, 2012, the record date for the Annual Meeting, 11,991,662 common shares of the Corporation were outstanding and entitled to vote. At the Annual Meeting, 9,189,342, or approximately 77%, of the outstanding common shares entitled to vote were represented in person or by proxy.

The results of the voting at the Annual Meeting are as follows:

1.	The five nominees for director were elected to serve a one-year term ending at the 2013 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Christopher J. Reed	4,809,371	981,223	3,315,112
Judy Holloway Reed	4,632,411	1,158,183	3,315,112
Mark Harris	4,644,063	1,146,531	3,315,112
Daniel S.J. Muffoletto	4,642,833	1,147,761	3,315,112
Michael Fischman	4,456,658	1,333,936	3,315,112

2.	The selection of Weinberg & Company, P.A. as the Corporation's independent registered public accounting firm for the year ending December 31, 2012 was ratified:

Votes For	Votes Against	Abstentions
9,118,497	15,790	55,055

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reed’s Inc.

Date: December 28, 2012	By:	/s/ James Linesch
James Linesch
Chief Financial Officer